Exhibit 10.9

UNITED STATES OF AMERICA Before the OFFICE OF THRIFT SUPERVISION In the Matter of Order No.: WN-10-13 FIRST FEDERAL BANK Harrison, Arkansas OTS Docket No. 02721 Effective Date: April 14, 2010 STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Western Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed First Federal Bank, Harrison, Arkansas, OTS Docket No. 02721 (Association), that the OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Association pursuant to 12 U.S.C. § 1818(b); WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order; and WHEREAS, the Association desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceeding by entering into this Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation) and, without admitting or First Federal Bank Stipulation and Consent to Issuance of Order to Cease and Desist Page 1 of 6

denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1 and 2 below concerning Jurisdiction, hereby stipulates and agrees to the following terms: Jurisdiction. 1. The Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4). Accordingly, the Association is “an insured depository institution” as that term is defined in 12 U.S.C. § 1813(c). 2. Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings association. Therefore, the Association is subject to the authority of the OTS to initiate and maintain an administrative cease and desist proceeding against it pursuant to 12 U.S.C. § 1818(b). OTS Findings of Fact. 3. (a) Based on its September 21, 2009 examination (2009 examination) of the Association, the OTS finds that the Association has engaged in unsafe or unsound banking practices, including: (i) operating the Association with an inadequate level of capital protection for the volume, type and quality of assets held by the Association; (ii) operating the Association with an inadequate allowance for loan and lease losses for the volume, type, and quality of loans held; (iii) creating concentrations of credit without adequate and effective risk management problems; and (iv) operating the Association with inadequate internal review policies or procedures with respect to loan assets. (b) Based on its 2009 examination of the Association, the OTS finds that the Association also violated the following regulations: First Federal Bank Stipulation and Consent to Issuance of Order to Cease and Desist Page 2 of 6

(i) 12 C.F.R. § 560.30 (Investment Limitations); (ii) 12 C.F.R. § 560.101 (Real Estate Lending Standards); and (iii) 12 C.F.R. Part 564 (Appraisal Requirements). Consent. 4. The Association consents to the issuance by the OTS of the accompanying Order to Cease and Desist (Order). The Association further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law. Finality. 5. The Order is issued by the OTS under 12 U.S.C. § 1818(b). Upon the Effective Date, the Order shall be a final order, effective, and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i). Waivers. 6. The Association waives the following: (a) the right to be served with a written notice of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509; (b) the right to an administrative hearing of the OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509; (c) the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and (d) any and all claims against the OTS, including its employees and agents, and any First Federal Bank Stipulation and Consent to Issuance of Order to Cease and Desist Page 3 of 6

other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise. OTS Authority Not Affected. 7. Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Association if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law. Other Governmental Actions Not Affected. 8. The Association acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 7 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS. Miscellaneous. 9. The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order. 10. If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise. 11. All references to the OTS in this Stipulation and the Order shall also mean any of the First Federal Bank Stipulation and Consent to Issuance of Order to Cease and Desist Page 4 of 6

OTS’s predecessors, successors, and assigns. 12. The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order. 13. The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters. 14. The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative. Signature of Directors/Board Resolution. 15. Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Association to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Stipulation shall be delivered to the OTS, along with the executed original(s) of this Stipulation. [Remainder of Page Intentionally Left Blank] First Federal Bank Stipulation and Consent to Issuance of Order to Cease and Desist Page 5 of 6

WHEREFORE, the Association, by its directors, executes this Stipulation. Accepted by: FIRST FEDERAL BANK OFFICE OF THRIFT SUPERVISION Harrison, Arkansas By: Larry J. Brandt, Chairman and Chief Executive Officer By: C.K. Lee Regional Director, Western Region Date: See Effective Date on Page 1 John P. Hammerschmidt, Senior Chairman Jeffrey L. Brandt, Director and Executive Vice President Frank L. Conner, Director Kenneth C. Savells, Director First Federal Bank Stipulation and Consent to Issuance of Order to Cease and Desist Page 6 of 6